Exhibit 99.1

OMEGA COMMERCIAL FINANCE CORPORATION ANNOUNCES THE APPOINTMENT OF  TODD C. BUXTON AS CHIEF EXECUTIVE OFFICER

MIAMI, FL -- (Marketwired) – April 6, 2015 -- Omega Commercial Finance Corporation (OTCPINK: OCFN) a publicly traded financial holding company recently filed an 8K materially announcing—OCFN Board of Directors along with Chairman Jon S. Cummings IV disclosed today that Todd Buxton has been officially appointed as Chief Executive Officer effective immediately.

Over the past 5 years Mr. Buxton has worked within the capacity of an advisory role to the company through Bentley-Addison Capital Finance and therefore has a vast familiarity with OCFN, its business model, and associated goals and initiatives. His previous and ongoing involvement served as a precursor to this natural transition as Chief Executive Officer for OCFN. Mr. Buxton’s directive is to significantly improve the strategic operational execution and integration of new and existing subsidiaries with a goal to accelerate profitability and growth for the company.  Jon S. Cummings IV, Founder and Chairman states, “Todd’s extraordinary vision to create and facilitate the structuring of our various synergistic subsidiaries coupled with his ability, I believe, to administer these associated operations moving forward is a valuable asset to OCFN. More importantly his proven fortitude is a key factor towards achieving the company’s ultimate goal for 2015 of becoming a NYSE listed company.”

Mr. Buxton shall report to Mr. Jon Cummings IV as President/Chairman of the Board and the Financial Committee for OCFN. He will also work alongside Eran Danino CEO of OCFN’s core operating subsidiary company, Omega Capital Street. Mr. Cummings IV will continue to prudently serve OCFN with stringent oversight administering all financial, legal, and compliance tasks.

Mr. Buxton brings to OCFN, his astute ability as a dealmaker, public relations facilitator, and motivator focusing on initiating innovative stratagems for creating growth strategies and solving complex transactions that help lead the company forward. Mr. Buxton has a strong foundation in the commercial real estate construction management industry and real estate developer/contracting business as well as the information technology field.  This experience stems back to 1992 spending valuable time as the marketing director for a well established commercial contracting and construction management firm under their construction management division. The company was responsible for many high-profile projects in the Midwest and Eastern parts of the country.  From there Mr. Buxton with his entrepreneurial spirit branched out on his own and has owned and directed various successful business ventures including his consulting business which lead him to OCFN.

About OCFN

Omega Commercial Finance Corporation is a publicly traded financial services holding company with its principal companies operating in the commercial real estate finance, asset backed lending and advisory services, real estate sales and brokerage, and capital markets sectors. As a holding company, OCFN collectively along with its subsidiaries' management teams have a combined 150 years of experience and knowledge across their respective business lines. Key umbrella of companies are: Omega Capital Street, Omega Asset Backed Fund, Omega Factoring, Omega Venture Capital, Veritreck Holdings Inc., and AmericaVest Mortgage Trust Inc.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Omega Commercial Finance Corp., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential", “project” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements.

Omega Commercial Finance Corporation

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